EXHIBIT 25


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X
                                                           ---

                           -----------------------

                        BANK ONE, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

    A National Banking Association                        36-0899825
                                                         (I.R.S. employer
                                                         identification number)

  1 Bank One Plaza, Chicago, Illinois                    60670-0120
     (Address of principal executive offices)               (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL 1-0120
                         Chicago, Illinois 60670-0120
                    Attn: Steven M. Wagner, (312) 732-3163
           (Name, address and telephone number of agent for service)


                          -------------------------
                              CWABS MASTER TRUST
              (Exact name of obligor as specified in its charter)


         Delaware                                                 Applied For
   (State or other jurisdiction of                            (I.R.S. employer
   incorporation or organization)                        identification number)

c/o Wilmington Trust Company
Rodney Square North
Wilmington, Delaware                                          19890-0001
(Address of principal executive offices)                          (Zip Code)



         Revolving Home Equity Loan Asset Backed Notes, Series 2002-A
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

              (a)     Name and address of each examining or
              supervising authority to which it is subject.

              Comptroller of Currency, Washington, D.C.;
              Federal Deposit Insurance Corporation,
              Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

              (b)     Whether it is authorized to exercise
              corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

              No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

              1. A copy of the articles of association of the trustee now in effect.*

              2. A copy of the certificates of authority of the trustee to commence business.*

              3. A copy of the authorization of the trustee to exercise corporate trust powers.*

              4.  A copy of the existing by-laws of the trustee.*

              5.  Not Applicable.

              6.  The consent of the trustee required by
                  Section 321(b) of the Act.

              7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

              8.  Not Applicable.

              9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 13th day of March, 2002.


                      Bank One, National Association,
                      Trustee

                      By   /s/ Steven M. Wagner
                           Steven M. Wagner
                           First Vice President





* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                         March 13, 2002



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of an indenture between CWABS Master Trust, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                      Very truly yours,

                                      Bank One, National Association



                             By:      /s/ Steven M. Wagner
                                      Steven M. Wagner
                                      First Vice President